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                                                                    Exhibit 10.1

                       FORMATION AND SEPARATION AGREEMENT

                                     BETWEEN

                       AMERICAN PREMIER UNDERWRITERS, INC.

                                       AND

                   INFINITY PROPERTY AND CASUALTY CORPORATION

                          DATED AS OF DECEMBER 31, 2002


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                       FORMATION AND SEPARATION AGREEMENT

         THIS FORMATION AND SEPARATION AGREEMENT (this "AGREEMENT") is made and entered into as of December 31, 2002, between AMERICAN PREMIER UNDERWRITERS, INC., an Ohio corporation ("APU"), and INFINITY PROPERTY AND CASUALTY CORPORATION, an Ohio corporation (the "Company").

                                    RECITALS

         APU has sponsored the formation of the Company and in connection therewith:

         A. APU will transfer to the Company, all of the issued and outstanding capital stock of each of the NSA Insurance Subsidiaries (as defined below) in exchange for all issued and outstanding common shares, no par value per share (the "Common Shares"), of the Company and a note payable to APU in the amount of $55 million and in the form attached hereto as Exhibit A (the "APU Note").

         B. Great American Insurance Company, including certain of its subsidiaries, shall transfer to the Company its personal insurance business written through independent agents.

         C. The Company will file a registration statement under the Securities Act (as defined below) for the purpose of selling a portion of the Common Shares owned by APU (the "Public Offering").

         D. The Company will file a registration statement under the Securities Act for the purpose of offering for sale to the public $180 million in principal amount of senior notes (the "Senior Note Offering").

         E. APU and the Company wish to provide for certain transactions to be entered into in connection with the formation of the Company and the Public Offering and to set forth herein certain arrangements that will govern the relationship between APU, the Company and their respective Affiliates (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the sufficiency of which is acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):



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                                      -2-

         "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         "AFFILIATE" of any Person or entity means any Person which, directly or indirectly, controls, is under common control with, or is controlled by, such Person.

         "AFG" means American Financial Group, Inc., an Ohio corporation.

         "ANCILLARY AGREEMENTS" means the Reinsurance Agreement, Registration Rights Agreement, Investment Advisory Agreement, Services Agreement, Noncompetition Agreement, Tax Allocation Indemnification Agreement, License Agreement and Sublease Agreement in each case as defined and described in more detail in Section 3.1 hereof.

         "ASSUMED AGENCY BUSINESS" means the personal insurance business written by Great American Insurance Company and its wholly-owned subsidiaries through independent agents and which will be transferred to the Company under the Reinsurance Agreement as described in Section 3.1 hereof.

         "BUSINESS" means collectively the insurance business conducted through the NSA Insurance Subsidiaries and the Assumed Agency Business.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banks in Cincinnati, Ohio have the option by law or other governmental action to close.

         "CLOSING" has the meaning specified in Section 3.2.

         "CLOSING DATE" has the meaning specified in Section 3.2.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON SHARES" has the meaning specified in the Recitals.

         "COMPANY" has the meaning specified in the preamble of this Agreement.

         "CONTINUING EMPLOYEES" means active employees of AFG who, as of the Closing Date, will render or have rendered their services to the NSA Insurance Subsidiaries or the Assumed Agency Business. For purposes of this Agreement, active employees shall include employees who are on approved absences from work (e.g., disability leave, statutory leave, approved leave of absence, etc.) as of the Closing Date.

         "CORPORATE OBLIGATIONS" mean all liabilities related to the Business other than (a) Extracontractual Obligations, (b) claims payments, including loss adjustment expenses, and (c) other obligations for which a reserve has been established. The date on which a Corporate Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the action taken or not taken giving rise to the Obligation.



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                                      -3-

         "EXTRACONTRACTUAL OBLIGATIONS" means those liabilities not covered under any other provision of this Agreement and which arise from or in connection with the operation, administration, underwriting or claim handling of the Business, such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or denying coverage, or in the preparation or prosecution of an appeal consequent upon such action.

         The date on which an Extracontractual Obligation is incurred shall be deemed, in all circumstances, to be the date of the action taken or not taken giving rise to the Extracontractual Obligation.

         "EXTRACONTRACTUAL OBLIGATIONS" shall also include losses in excess of policy limits of an original policy, such loss in excess of limit having been incurred because of failure to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting coverage or an offer of settlement or in the preparation of the defense or in the trial of any action against an insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action. For purposes of this definition, the word "loss" shall mean any amounts for which a party would have been contractually liable to pay had it not been for the limit of the original policy.

         "FIRM PUBLIC OFFERING SHARES" means the Company's Common Shares issued in the Public Offering, other than Common Shares issued as a result of exercise of the Over-Allotment by the underwriters of the Public Offering.

         "GAI SUBSIDIARIES" mean Great American Contemporary Insurance Company and Great Texas County Mutual Insurance Company.

         "FOREIGN SUBSIDIARIES" mean El Aguila Compania de Seguros, S.A. de C.V., Penn Central U.K. Limited, and their respective wholly-owned subsidiaries.

          "LOSSES" means any and all losses, liabilities, claims, damages, obligations, payment, costs and expenses, matured or unmatured, absolute or contingent, disclosed or undisclosed, determined or determinable, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any Action, threatened Action, demand, assessment, judgment, settlement and compromise relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against, or settling any such Action or threatened Action but reduced by, in all cases, the amount of reinsurance, whether or not collectible).

         "NSA INSURANCE SUBSIDIARIES" means Atlanta Casualty Company, Leader Insurance Company, Infinity Insurance Company, Windsor Insurance Company and each of their respective U.S. domestic subsidiaries except, however, Leader National Agency of Texas, Inc. ("Leader National").



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                                      -4-

         "OVER-ALLOTMENT" means an over-allotment option that may be exercised by the underwriters of the Public Offering pursuant to the Underwriting Agreement relating to the Public Offering.

         "PERSON" includes an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

         "POST-CLOSING SUBSIDIARIES," with respect to either APU or the Company, means collectively all of the Subsidiaries of such entity following the Closing Date.

         "REGISTRATION STATEMENTS" means the registration statements on Form S-1, as amended and supplemented from time to time, to be filed with the Commission under the Securities Act, relating to the Public Offering.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SUBSIDIARY" means, as to any Person, (i) any corporation, partnership or other entity of which at the time of determination more than 50% of the outstanding Voting Stock is owned directly or indirectly, by such Person and/or one or more Subsidiaries of such Person.

         "UNDERWRITING AGREEMENT" means the underwriting agreement among APU, the Company and CS First Boston and the other underwriters named therein relating to the Public Offering.

         "VOTING STOCK" means stock of any class or classes or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, trustees or persons with similar functions of the entity in question, provided that, for the purposes of this definition, stock which carries only the right to vote conditionally on the happening of an event will not considered Voting Stock whether or not that event has happened.

         Section 1.2. Other Definitional Provisions. The words "hereof," "hereto," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; and references to any Article, Section, Exhibit or Schedule are references to Articles, Sections, Exhibits or Schedules in or to this Agreement unless otherwise specified.



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                                      -5-


                                   ARTICLE II
                       TRANSFER OF INSURANCE SUBSIDIARIES

         Section 2.1. Transfer of NSA Subsidiaries. On or prior to the Closing Date, subject to the receipt of any required third party approvals, consents and the satisfaction of any conditions precedent set forth herein, and in exchange for 900 shares of the Company's common stock and the APU Note, APU shall, and (as necessary) shall cause its Subsidiaries, to transfer and deliver to the Company, all of the outstanding shares of capital stock of the NSA Subsidiaries (the "NSA Shares"), free of any lien, claim or encumbrance of any kind (except as required by the insurance regulations of certain states) and shall deliver to the Company at the Closing certificates representing the NSA Shares, registered and in such denominations as the Company shall notify APU prior to the Closing.

         Section 2.2. Transfer of Foreign Subsidiaries and Leader National. Prior to the Closing Date, APU and the Company shall take all necessary steps to cause a transfer to APU of all of the outstanding shares of capital stock, limited partnership interests or other indicia of ownership, of the Foreign Subsidiaries and Leader National. Such steps shall include the pursuit of a novation whereby Windsor Insurance Company ("Windsor") shall be released, and Great American Insurance Company shall assume, all obligations of Windsor under a reinsurance agreement relating to Insurance (GB) Limited. If the approvals or authorizations for the transfer of the Foreign Subsidiaries and Leader National have not been obtained on or prior to the Closing Date, then APU and the Company shall reasonably cooperate subsequent to the Closing Date in attempting to obtain such approvals or authorizations as promptly thereafter as practicable.

         Section 2.3. Transfer of GAI Subsidiaries. As soon as reasonably practicable after the Closing Date (a) all of the outstanding shares of capital stock of Great American Contemporary Insurance Company and (b) that certain management agreement in the case of Great Texas County Mutual Insurance Company (collectively the "GAI Ownership Interests") shall be transferred or assigned, as the case may be, to the Company at a price equal to the statutory book value at the time of the transfer of each of the GAI Ownership Interests. Notwithstanding the foregoing, the transfer of the GAI Ownership Interests shall not bestow upon the Company any rights to, or license to use, any marks, designs, logos, names, words or letters that include the words "Great American" or those that are suggestive or derivative thereof, and Company shall take all actions reasonably necessary to change the corporate names of the GAI Subsidiaries to other names that will not reasonably suggest or imply any affiliation with Great American Insurance Company.

                                  Article III
            INTERCOMPANY TRANSACTIONS AS OF THE CLOSING DATE; CLOSING

         Section 3.1. Ancillary Agreements. As a condition precedent to the transfer of the capital stock of the NSA Subsidiaries under Section 2.1, the parties, or, in certain cases, their
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                                      -6-

Affiliates, shall enter into such transfer documents as are customary to effect the transfers set forth in Section 6.1 and shall enter into the following Ancillary Agreements, in each case (unless otherwise specified in this Article III or within the form of Ancillary Agreement) effective as of the Closing Date:

         3.1.1. a Reinsurance Agreement substantially in the form of Exhibit 3.1.1;

         3.1.2. a Registration Rights Agreement substantially in the form of
Exhibit 3.1.2;

         3.1.3. an Investment Advisory Agreement substantially in the form of
Exhibit 3.1.3;

         3.1.4. a Services Agreement substantially in the form of Exhibit 3.1.4;

         3.1.5. a Noncompetition Agreement in the form of Exhibit 3.1.5;

         3.1.6. a Tax Allocation Indemnification Agreement in the form of
Exhibit 3.1.6.

         3.1.7. a License Agreement in the form of Exhibit 3.1.7.

         3.1.8. a Sublease Agreement in the form of Exhibit 3.1.8.

         Section 3.2. Closing. Subject to the terms and conditions of this Agreement, all transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") to be held at the offices of Keating, Muething & Klekamp, P.L.L, Cincinnati, Ohio time, on the date of the delivery of the Firm Public Offering Shares or at such other place or at such other time or on such other date as APU and the Company may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                                   ARTICLE IV
                      REPESENTATIONS AND WARRANTIES OF APU

         Section 4.1. Organization, Authority and Qualification. APU and the NSA Insurance Subsidiaries are duly organized, validly existing and in good standing under the laws of each of their respective jurisdictions of incorporation, and in good standing in all jurisdictions in which the failure to qualify or be in good standing could materially adversely affect the consummation or the validity of the transaction as provided for in this Agreement or any of the Ancillary Agreements.

         APU has full corporate power and authority and has taken all corporate action necessary to execute delivery of this Agreement and will have taken all corporate action necessary to execute and deliver the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and each of the Ancillary Agreements to which APU is a party will be, duly authorized, executed and delivered by APU; and, assuming




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                                      -7-

due authorization, execution and delivery by all other parties to such agreement, each of this Agreement and such Ancillary Agreements constitutes or will constitute, as the case may be, the valid and legally binding obligation of APU, enforceable against APU and in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or effecting creditors' rights and to general equity principles.

         Section 4.2. Transferred NSA Shares. APU, directly or indirectly, has, and at the closing, the Company or its designees will receive good and marketable title to all of the NSA Shares, in each case free and clear of any claim, lien or encumbrance of any kind (except as required by the insurance regulations of certain states).

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 5.1. Organization, Authority and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation, and in good standing in all jurisdictions in which the failure to qualify or be in good standing can materially adversely affect the consummation or validity of the transaction provided for in this transaction.

         The Company has full corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and will have taken all corporate action necessary to execute and deliver the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, in each of the Ancillary Agreements to which the Company is a party will be, duly authorized, executed and delivered by the Company; and, assuming due authorization, execution and delivery by all other parties to such Agreement, each of this Agreement and such Ancillary Agreements constitutes or will constitute, as the case may be, the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE VI
                                OTHER AGREEMENTS

         Section 6.1. Transfer of Assumed Agency Business. Upon the effective date of the Reinsurance Agreement identified in Section 3.1.1 (the "Effective Date"), AFG shall cause to be transferred to one or more of the NSA Insurance Subsidiaries assets and liabilities related to the Assumed Agency Business as of September 30, 2002, as reflected in the statement of assets (excluding investments) and liabilities to be transferred and included in the registration statement for the Public Offering (the "Financial Statement"), along with policy renewal rights and other items of personal property and any related liabilities as listed on Schedule 6.1.


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                                      -8-

         As part of the transfer of the Assumed Agency Business, on the Effective Date AFG shall transfer to the Company cash and investment securities with an agreed value equal to: (x) the liabilities to be transferred (expressed as a positive number); less (y) the assets to be transferred; less (z) $5 million. The liabilities to be transferred and the assets to be transferred shall be as reflected in the Financial Statement. The investment securities to be transferred including the amount of cash (the "Transferred Investment Securities") shall be as set forth on Schedule 6.1 attached hereto and incorporated herein by reference.

         As promptly as practicable after the Effective Date, but not later than 45 days after the Effective Date, AFG or its Affiliates will prepare and deliver to Ernst & Young LLP a statement of the Assumed Agency Business assets (excluding investments) and liabilities to be transferred ("Final Closing Statement") as of the Effective Date, prepared on a basis consistent with the Financial Statement. As promptly as practicable after receipt of the Final Closing Statement, but not later than 30 days after such receipt, Ernst & Young LLP will prepare and deliver to the parties hereto a report of Ernst & Young LLP on the Final Closing Statement, which report shall state that the Final Closing Statement presents fairly in all material respects, the assets (excluding investments) and liabilities of the Assumed Agency Business at the Effective Date in accordance with GAAP.

         If the value on the Effective Date of the Transferred Investment Securities is less than (x) the liabilities to be transferred (expressed as a positive number) less (y) the assets to be transferred, less (z) $5 million, (all as reflected in the Final Closing Statement), AFG shall transfer investment securities or cash to the Company in an amount equal to the difference. If the value on the Effective Date of the Transferred Investment Securities is greater than (x) the liabilities to be transferred (expressed as a positive number), less (y) the assets to be transferred, less (z) $5 million (all as reflected in the Final Closing Statement) then the Company shall transfer cash or investment securities to AFG in an amount equal to the excess.

         Any amount due pursuant to Section 6.1 shall include interest thereon from the Effective Date through the payment date calculated at the London Interbank Offered Rate quoted for six month periods, as reported in The Wall Street Journal on the Closing Date, plus 100 basis points.

         Section 6.2. Indemnification. APU shall indemnify, defend and hold harmless the Company and its post-closing Subsidiaries (the "Company Indemnitees") from and against any and all Losses of such Company Indemnitee arising out of, by reason of or otherwise in connection with Extracontractual Obligations or Corporate Obligations that (i) were incurred or that arose or existed, or where the Actions, inactions or transactions giving rise to the Extracontractual Obligations or Corporate Obligations arose or existed prior to the Closing Date, and (ii) equal or exceed $200,000, in which case the entire amount of Losses arising out of the Extracontractual Obligation or Corporate Obligation, whichever is the case, shall be eligible for indemnification ("Eligible Losses").

         Notwithstanding anything to the contrary in this Agreement or the Ancillary Agreements, the Company Indemnitees shall be entitled to indemnification hereunder only to the extent that the aggregate amount of Eligible Losses exceeds $12 million ("Indemnifiable Losses"), in which case APU's aggregate liability to the Company Indemnitees shall be limited to 60% of the first


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                                      -9-

$25 million of Indemnifiable Losses. By way of examples, with respect to two unrelated Corporate Obligations, each resulting in Losses to the Company of $175,000, the Company would not be entitled to indemnification from APU in any amount and neither claim would be considered in determining whether the aggregate amount of Eligible Losses exceeds $12 million. With respect to a Corporate Obligation resulting in $300,000 of Losses which, when added to the aggregate amount of other Eligible Losses, equals $13.2 million, the Company would be entitled to indemnification from APU in the amount of $60,000 (60% of the amount of the Loss in excess of $12 million). With respect to five unrelated Corporate Obligations, each resulting in Losses to the Company of $500,000 which, when added to the aggregate amount of other Eligible Losses, equals $3 million, the Company would not be entitled to indemnification from APU in any amount because the aggregate amount of Eligible Losses does not exceed $13.2 million.

         The Company agrees that it shall establish reserves for Extracontractual Obligations and Corporate Obligations in a manner consistent in all material respects with past practices (to the extent permitted by applicable law and applicable accounting rules and conventions pursuant to both generally accepted accounting principles and statutory accounting principles) and shall consult with APU on the Company's intentions to settle, pay, defend, arbitrate or compromise any Indemnifiable Losses.

         Section 6.3. Employee Benefits. Until the Closing Date, all Continuing Employees shall continue to participate in AFG's benefit plans, including retirement programs, incentive compensation plans and medical and welfare benefits (the "AFG Benefit Plans"). On the Closing Date, Continuing Employees' participation in the AFG Plans shall terminate; provided, however, that all options to purchase AFG common stock under AFG's Stock Option Plan held by Continuing Employees shall vest as of the Closing Date and remain exercisable for a period of three years thereafter.

         As soon as practicable after the Closing Date, the Company shall establish welfare benefit plans with terms and conditions generally comparable in material respects to welfare benefits offered by AFG. The Company shall use commercially reasonable efforts to establish as soon as practicable after the Closing Date, retirement and savings plans for the benefit of its employees.

         AFG's welfare benefit plans including, but not limited to, disability, medical and severance plans, shall be responsible for welfare benefit claims relating to the Continuing Employees whose services have been rendered in connection with the Assumed Agency Business as follows:

         (1) for claims incurred prior to January 1, 2002 by Continuing Employees involved in claims functions with the Assumed Agency Business; and

         (2) for claims incurred prior to October 10, 2002 by Continuing Employees involved in non-claims functions with the Assumed Agency Business.

           The Company shall be responsible for all other claims under such welfare benefit plans incurred after these dates; provided, however, that the parties shall negotiate in good faith with



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                                      -10-

respect to their respective responsibilities for long term disability claims incurred after the aforementioned dates. For this purpose, a claim is incurred when the medical or other service giving rise to the claim is performed, except that in the case of death or disability, a claim is incurred on the date of death or date of disability as the case may be.

         Nothing contained in this Section 6.3 shall be construed as a requirement to continue to employ any Continuing Employee after the Closing, or to limit the ability of the Company following the Closing Date to amend, modify or terminate any plan adopted by the Company, consistent with the terms of such plan, as determined in the Company's sole discretion. No Continuing Employee is a third party beneficiary of this Section 6.3.

         Section 6.4 Insurance Management Services. The parties hereto agree that should Great American Insurance Company retain the direct to consumer personal auto book of business ("Direct Business") after the Closing Date, the Company and Great American Insurance Company shall negotiate in good faith an agreement under which the Company will provide, at commercially reasonable rates, certain management services with respect to the Direct Business.

         Section 6.5 Repayment of APU Note. Upon completion of the Senior Note Offering, the Company shall repay, in full, including accrued interest thereon, the APU Note.

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.1. Survival. All representations, covenants and agreements contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such covenant or agreement, and shall survive the execution of this Agreement.

         Section 7.2. Further Assurances. If at any time after the Closing Date any further action is reasonably necessary or advisable to carry out the purposes of this Agreement or any Ancillary Agreements, the proper officers of each party to this Agreement shall take all such action or cause the applicable Post-Closing Subsidiaries to take all such action. Each of APU and its Post-closing Subsidiaries and the Company and its Post-closing Subsidiaries shall use its commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

         Section 7.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its conflict of laws principles.

         Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder and under the Ancillary Agreements shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by certified mail, postage prepaid and return receipt requested, or facsimile transmission addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

         If to APU:

         American Premier Underwriters, Inc.
         900 Provident Tower
         Cincinnati, Ohio 45202
         Attention:  James C. Kennedy, Esq.
         Facsimile:  (513) 579-0108

         with a copy to:

         Keating, Muething & Klekamp P.L.L.
         1400 Provident Tower
         One East Fourth Street
         Cincinnati, Ohio 45202
         Attention: Edward E. Steiner, Esq.
         Facsimile:  (513) 579-6578

         If to the Company:

         Infinity Property and Casualty Corporation
         2204 Lakeshore Drive
         Birmingham, Alabama  35209
         Attention:  Samuel J. Simon, General Counsel
         Facsimile:  (205) 803-8487


         Section 7.5. Amendment and Modification. The parties may by written agreement, subject to any regulatory approval as may be required, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto; (b) waive any inaccuracies in the documents delivered pursuant to this Agreement, and (c) waive compliance with or modify, amend or supplement any of the agreements contained in this Agreement or waive or modify performance of any of the obligations of any of the parties hereto. This Agreement may not be amended or modified except by an instrument in writing duly signed on behalf of the parties hereto.

         Section 7.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 7.7. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon any third party any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         Section 7.8. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 7.9. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect.

         Section 7.10. Waiver. No failure by any party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing.

         Section 7.11. Assignment of this Agreement. Neither party may assign this Agreement by operation of law or otherwise without the express written consent of the other party; provided, however, this Agreement may be assigned by operation of law or otherwise without the express written consent of the APU and the Company to their respective Post-closing Subsidiaries it being understood and agreed that such assignment does not relieve the assigning party of liability hereunder.

         Section 7.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                     AMERICAN PREMIER UNDERWRITERS, INC.

                     By:    /s/ James C. Kennedy
                        -----------------------------------------------------
                     Name: James C. Kennedy
                     Title:   Vice President, Deputy General Counsel and
                              Secretary



                     INFINITY PROPERTY AND CASUALTY
                     CORPORATION

                     By:          /s/ Samuel J. Simon
                        -----------------------------------------------------
                     Name:   Samuel J. Simon
                     Title:   Senior Vice President, General Counsel and
                              Secretary

         American Financial Group, Inc. shall perform and/or guarantees the performance of the obligations set forth in Sections II and VI of this Agreement.


                     AMERICAN FINANCIAL GROUP, INC.


                     By:    /s/ James C. Kennedy
                        -----------------------------------------------------
                     Name: James C. Kennedy
                     Title:   Vice President, Deputy General Counsel and
                              Secretary

                            NON-COMPETITION AGREEMENT
                  (hereinafter referred to as the "Agreement")


         This Agreement, entered into this 18th day of February, 2003, by and between American Financial Group, Inc., an Ohio corporation ("AFG") and Infinity Property and Casualty Corporation, an Ohio corporation ("Company").

                                   WITNESSETH

         WHEREAS, AFG, through its wholly-owned subsidiary, American Premier Underwriters, Inc. ("APU") has sponsored the formation of Company;

         WHEREAS, Company has filed a registration statement under the Securities Act for the purpose of selling a portion of the common shares owned by APU;

         WHEREAS, Company wishes to secure AFG's agreement not to compete with Company and its Subsidiaries in order to enable Company and its Subsidiaries to successfully conduct personal automobile insurance business written through independent agents.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations contained herein, the parties hereto agree as follows:

         1. Definitions. Terms used herein without definition shall have the meaning set forth in the Formation and Separation Agreement.

         2. Non-Competition.

                  (a) Except as set forth in this Agreement for a period of five years following the Closing Date (the "Restricted Period") AFG shall not, and shall not permit any of its Post-Closing Subsidiaries.

                           (i) offer, issue or sell, directly or indirectly
                  within the United States, personal automobile insurance written through independent agents; or

                           (ii) employ, offer to employ or solicit with a view
                  to employment any person employed by the Company whose annual base salary exceeds $50,000; provided, that the foregoing will not prevent AFG from soliciting or hiring any such person if such person's employment has been terminated, without cause, by the Company.

                  (b) Notwithstanding any other provision of this Section 2 to the contrary, neither AFG nor any of its Post-Closing Subsidiaries is prohibited from:

                           (i) engaging in any line of business in which it is
                  engaged at completion of the Public Offering, including, without limitation, the offering of personal automobile insurance policies through Mid-Continent Casualty Company and its wholly-owned subsidiaries ("Mid-Continent"), but only within those states where Mid-Continent is offering personal automobile insurance policies at the time of the completion of the Public Offering; or

                           (ii) acquiring an interest in any Person engaged in
                  any line of business except for acquisitions of controlling interests, whether in a single transaction or series of transactions, in any Person or Persons with, in the aggregate, $100,000,000 or more in gross annual written premiums, or, with respect to one Person, 50% or more of its gross revenues (excluding investment income and realized investment gains and losses), attributable to the writing of personal automobile insurance based on the most recent full fiscal year for which financial statements are available (a "PERMITTED ACQUIREE"), provided further, however, that AFG and any of its Post-Closing Subsidiaries may acquire a controlling interest in a Person that is not a Permitted Acquiree if AFG or such Post-Closing Subsidiary promptly divests the personal automobile insurance operations of such Person. For purposes of this Agreement, a "controlling interest" in a Person means having the power to direct or cause the direction of management and policies of such Person through the ownership of voting securities.

                  (c) Section 2(a)(i) and (ii) shall also be binding upon any person who has a controlling interest in AFG as of the Closing Date until such time, however, that the person ceases to have a controlling interest in AFG. AFG shall cause each such person to comply with the terms and conditions hereof.

                  (d) Section 2(a)(i) and (ii) shall not be binding upon a Post-Closing Subsidiary of AFG after the time such Person ceases to be a Post-Closing Subsidiary of AFG. For avoidance of doubt, Section 2(a)(i) and (ii) also does not apply to any person which on or after the Closing Date becomes an Affiliate (other than a Post-Closing Subsidiary) of AFG, including any person that acquires all or substantially all of the capital stock or assets of AFG.

                  (e) The Company and AFG agree that money damages alone would not be a sufficient remedy for any breach of this Section 2 by AFG, its Post-Closing Subsidiaries, or any person having a controlling interest in AFG, and that, in addition to all other remedies, including monetary relief, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

         3. No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with, or to avoid or evade, the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

         4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, rule or regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                     AMERICAN FINANCIAL GROUP, INC.

                     By:    /s/ James C. Kennedy
                        ---------------------------------------------------
                     Name: James C. Kennedy
                     Title:   Vice President, Deputy General Counsel and
                     Secretary



                     INFINITY PROPERTY AND CASUALTY
                     CORPORATION

                     By:    /s/  Samuel J. Simon
                        ---------------------------------------------------
                     Name:    Samuel J. Simon
                     Title:   Senior Vice President, General Counsel and
                              Secretary